As filed with the Securities and                     Registration No.333-
Exchange Commission on July 16, 2002

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      under
                           the Securities Act of 1933

                           USANA Health Sciences, Inc.
             (Exact name of registrant as specified in its charter)


              Utah                                               87-0500306
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                           Identification Number)

               3838 West Parkway Blvd., Salt Lake City, Utah 84120
                    (Address of principal executive offices)


               2002 USANA HEALTH SCIENCES, INC. STOCK OPTION PLAN
                            (Full title of the plan)


                                Gilbert A. Fuller
                             Chief Financial Officer
                           USANA Health Sciences, Inc.
                             3838 West Parkway Blvd.
                           Salt Lake City, Utah 84120
                     (Name and address of agent for service)

                                 (801) 954-7100
          (Telephone number, including area code, of agent for service)


                                    Copy to:
                                Kevin R. Pinegar
                                  Wayne D. Swan
                             Durham Jones & Pinegar
                            Professional Corporation
                          111 East Broadway, Suite 900
                            Salt Lake City, UT 84111
                                 (801) 415-3000

                            CALCULATION OF FILING FEE

                                                                          Proposed maximum     Proposed maximum
                                                         Amount to be       offering price        aggregate           Amount of
         Title of securities to be registered             registered         per share(1)       offering price     registration fee

 Common Stock to be issued under the 2002 Stock           3,500,000              $6.50            $22,750,000         $2,093.00
 Option Plan (2)


(1) Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended, using the average of the high and low price reported by the Nasdaq National Market System for the registrant's common stock on July 15, 2002.

(2) Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement shall also cover any additional shares of the registrant's common stock that become issuable under the registrant's 2002 Stock Option Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the registrant's receipt of consideration that results in an increase in the number of the registrant's outstanding shares of common stock.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


         The documents containing the information specified in Part I of this Registration Statement will be sent or given to employees and consultants as specified by Rule 428(b)(1). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of
Section 10(a) of the Securities Act of 1933, as amended (the "Securities Act").

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference

         USANA Health Sciences, Inc. hereby incorporates by reference in this registration statement the following documents:

        o USANA's Annual Report on Form 10-K for the fiscal year ended December 29, 2001, as amended, as filed with the SEC on May 1, 2002;

        o USANA's Quarterly Report on Form 10-Q for the quarter ended March 30, 2002, as filed with the SEC on May 13, 2002; and

        o The description of USANA's common stock contained in its Registration Statement on Form 10-A, effective in April 1993.

         All documents subsequently filed by USANA Health Sciences, Inc. pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing such documents.

Item 4.    Description of Securities

         Not applicable.

Item 5.    Interests of Named Experts and Counsel

         Not applicable.

Item 6.    Indemnification of Directors and Officers

            Part 9 of the Utah Revised Business Corporation Act (Utah Code Ann.
Section 16-10a-901, et seq.) authorizes the registrant to indemnify its directors and officers under specified circumstances. The bylaws of the registrant provide that the registrant shall indemnify, to the extent permitted by Utah law, its directors and officers against liabilities (including expenses, judgments and settlements) incurred by them in connection with any actual or threatened action, suit or proceeding to which they are or may become parties and which arises out of their activities as directors or officers.

            Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.    Exemption from Registration Claimed

        Not applicable.

Item 8.    Exhibits

Exhibit No.       Description of Exhibit
           4.1   2002 USANA Health Sciences, Inc. Stock Option Plan
           5.1   Opinion of Durham Jones & Pinegar, Professional Corporation
          23.1   Consent of Grant Thornton LLP, Independent Auditors
          23.2 Consent of Durham Jones & Pinegar, Professional Corporation (included in Exhibit 5.1) 24.1 Power of Attorney (See page II-3 of this registration statement)

Item 9.    Undertakings

         1.  The undersigned registrant hereby undertakes:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Act");

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that the undertakings set forth in clauses (i) and
(ii) above shall not apply if the information required to be included in a post-effective amendment by these clauses is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in this registration statement.

         (b) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         2. The undersigned registrant hereby undertakes, that, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES



         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salt Lake City, State of Utah, on July 16, 2002.

                                      USANA HEALTH SCIENCES, INC.


                                      By:      /s/ Myron W. Wentz
                                         ------------------------------------
                                      Its: Chief Executive Officer and Chairman
                                         ------------------------------------


                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Myron W. Wentz and Gilbert A. Fuller, jointly and severally, his attorney-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this registration statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                          Title                                       Date



/s/  Myron W. Wentz                 Chief Executive Officer, Chairman and Director      July 16, 2002
---------------------------

Myron W. Wentz                      (Principal Executive Officer)

/s/  Gilbert A. Fuller              Senior Vice President and                           July 16, 2002
---------------------------

Gilbert A. Fuller                   Chief Financial Officer (Principal Accounting
                                    Officer)

/s/  Robert Anciaux                 Director                                            July 16, 2002
---------------------------
Robert Anciaux


/s/  Jerry G. McClain               Director                                            July 16, 2002
---------------------------

Jerry G. McClain


/s/  Ronald S. Poelman              Director                                            July 16, 2002
---------------------------

Ronald S. Poelman


/s/  Denis E. Waitley               Director                                            July 16, 2002
---------------------------
Denis E. Waitley, Ph.D.

/s/  David A. Wentz                 President and Director                              July 16, 2002
-------------------

David A. Wentz

                                INDEX TO EXHIBITS

Exhibit No.    Description of Document

4.1            2002 USANA Health Sciences, Inc. 2002 Stock Option Plan.

5.1 Opinion of Durham Jones & Pinegar, P.C., with respect to the legality of the securities being registered.

23.1           Consent of Grant Thornton LLP, independent accountants.

23.2           Consent of Counsel (Contained in Exhibit 5.1).

24.1           Power of Attorney (see page II-3).

================================================================================